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                                  EXHIBIT 2(e)


                               SECURITY AGREEMENT

        THIS AGREEMENT has been made on this 25th day of September, 1996 by and between THE VILLAGE GREEN BOOKSTORE, INC., having an address at 1357 Monroe Avenue, Rochester, New York 14618 ("Debtor"), and VGBS ACQUISITION CORP. (the "Secured Party"), having an address at 1895 Mt. Hope Avenue, Rochester, New York 14620.

        For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                                SECURITY INTEREST

        1. Debtor hereby grants a present security interest in and assigns to Secured Party the collateral described in Article II hereof (the "Security Interest") to secure payment and performance of all debts, liabilities and obligations of Debtor to Secured Party arising under the Senior Secured Promissory Grid Note dated of even date herewith (the "Note") attached hereto as Exhibit A.

        B. The Security Interest granted herein shall become null and void upon the repayment or cancellation of the entire outstanding indebtedness under the Note.

        C. The Security Interest granted herein shall become subordinate to the interests of the holders of the Debentures in the event the Secured Party fails to provide funds to the Debtor in accordance with the terms and conditions of the Senior Secured Promissory Note and the Credit Agreement, all dated of even date herewith. In the event of such a failure to provide said funds to the Debtor, the Secured Party shall file a UCC financing statement subordinating its Security Interest to the Company within five business days.

        D. In the event of a default by Secured Party under Section 10 of the Note, the Secured Party shall file a UCC financing statement subordinating its interest to holders of the Debtor's 7% Convertible Senior Subordinated Debentures due 1996 (the "Debentures") upon the written request of 51% of the holders of principal representing the Company's outstanding indebtedness underlying the Debentures.

                                   COLLATERAL

        The collateral which is subject to the Security Interest and to this Security Agreement is all of the assets of Debtor described in this Article II (collectively called the "Collateral"):

        1. all accounts receivable, notes, drafts, and other forms of obligations heretofore received by or owing to Debtor, whether arising from the sale of goods or the rendering of services by Debtor or otherwise (including without limitation, for the purposes of this definition, any such obligation that might be characterized as an account, contract right,
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instrument, general intangible or chattel paper under the Uniform Commercial
Code as in effect in any jurisdiction), all of Debtor's rights in, to and under all purchase orders heretofore, now or hereafter received by Debtor for goods or services, and all moneys due or to become due to Debtor under all contracts for the sale of goods and the performance of services by Debtor (whether or not yet earned by performance) or in connection with any other transaction (all of the foregoing being collectively called the "accounts"), and in and to all rights and remedies which Debtor might exercise with respect thereto but for the execution of this Security Agreement;

        B. all inventory now or hereafter owned or acquired by Debtor, including without limitation goods held for sale or lease or to be furnished under contracts of service, raw materials, work in progress, materials to be used or consumed in Debtor's business, all documents covering such inventory, and all such inventory which is returned or repossessed;

        C. all goods, machinery, equipment, motor vehicles, furniture, fixtures, parts thereof, accessories thereto and special tools which are now owned by Debtor or in which Debtor has an interest, or which Debtor may purchase or in which Debtor may acquire an interest at any time and from time to time in the future, and all additions and accessions thereto;

        D. all other assets real, personal or mixed, tangible or intangible, of every kind and description, wherever located which are owned by Debtor or in which Debtor has an interest, or which Debtor may purchase or in which Debtor may acquire an interest at any time and from time to time in the future, and all additions and accessions thereto and any and all profits and products thereof or accruing thereto; and

        E. all of the proceeds of any of the foregoing in any form, including insurance proceeds.

                              SENIORITY OF INTEREST

        Except in the event of a default by Secured Party pursuant to Section 10 of the Note and except with respect to $500,000 of Inventory Financing, the Security Interest is and shall be senior to any and all security interests now existing or hereafter created, with respect to the Collateral.

                     DEBTOR'S REPRESENTATIONS AND WARRANTIES

        Debtor represents and warrants and, so long as any of the obligations hereunder remain unpaid, shall be deemed continuously to represent and warrant that:

        1. Debtor is the owner of the Collateral free of all security interests, liens or other encumbrances.

        2. Debtor is authorized to enter into this Security Agreement.
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        3. This Security Agreement is effective to vest in Secured Party the
Security Interest in the Collateral as set forth herein.

        4. Debtor is engaged in business operations which are carried on by the Debtor and its subsidiaries at the addresses specified in Schedule B annexed hereto.

        5. Debtor's records concerning the Collateral are kept at the Debtor's main address, 1357 Monroe Avenue, Rochester, New York 14618.

        6. The Collateral is located at the addresses specified in Schedule B annexed hereto.

        7. The Collateral is used or bought for use primarily for Debtor's business operations.

                               COVENANTS OF DEBTOR

        So long as any of the obligations hereunder remain unpaid, Debtor covenants and agrees as follows:

        1. Debtor shall defend the Collateral against the claims and demands of all other parties; except that Debtor need not so defend the Collateral against purchasers and lessees of inventory in the ordinary course of Debtor's business.

        2. Debtor shall keep the Collateral free from all security interests, liens or other encumbrances.

        3. Debtor shall not sell, transfer, assign or otherwise dispose of any Collateral or any interest therein, except that Debtor may sell or lease inventory in the ordinary course of Debtor's business until the occurrence of a default as hereinafter provided.

        4. Debtor shall indemnify Secured Party against all claims arising out of or in connection with Debtor's ownership or use of the Collateral.

        5. Debtor shall at all times maintain, in accordance with generally accepted accounting principles consistently applied, complete and accurate books and records concerning the Collateral.

        6. Debtor shall permit the Secured Party or their agents to inspect the Collateral, to audit the books and records of Debtor relating to the Collateral upon reasonable notice and at reasonable times.

        7. Debtor shall advise Secured Party promptly in writing, in sufficient detail, of any substantial change in the Collateral or the occurrence of any event which would have a material effect on the value of the Collateral as a whole or on the lien and Security Interest granted to Secured Party hereby.
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        8. Debtor shall, on Secured Party's reasonable request, execute and deliver to Secured Party such financing statements and other papers as may be necessary or appropriate to establish and maintain a valid and prior security interest in the Collateral. Debtor shall pay all costs of any filings of financing statements or other papers.

        9. Debtor shall promptly notify Secured Party in writing of any change in any of Debtor's business addresses specified in Schedule B annexed hereto or the existence of additional locations at which the Collateral or records concerning it are kept.

        10. Debtor shall keep the Collateral in good condition and repair, and shall not allow it to deteriorate or to be misused, abused or wasted, except for the ordinary wear and tear of its intended primary use, and shall not use it in violation of any provisions of this Security Agreement, any applicable statute, regulation or ordinance, or any policy insuring it.

                                     DEFAULT

        Each and any of the following events or conditions shall constitute a default hereunder:

        1. non-payment when due (after expiration of the applicable period of grace, provided by the Note), whether by acceleration or otherwise, of any other payment comprising the obligations under the Note;

        2. default by Debtor in the performance of any of the material terms, obligations, covenants or provisions contained or referred to in this Security Agreement;

        3. the insolvency of Debtor; the appointment of a receiver or liquidator, whether voluntary or involuntary, for Debtor or for any of its properties; the filing by or against Debtor of a petition under the provisions of any state insolvency law, or the Bankruptcy Code, as now in effect or hereafter amended; the making by Debtor of an assignment for the benefit of its creditors; or the institution by or against Debtor of any other type of insolvency proceeding (under bankruptcy laws or otherwise) or proceeding for the settlement of claims against it;

        4. the taking of any judgment against Debtor, which judgment is not paid, discharged, stayed or bonded within 60 days from the entry thereof;

        5. the failure of Debtor to pay or discharge any taxes, assessments or governmental charges upon it, or upon its income or properties, prior to the date on which penalties are assessed thereon, unless and to the extent only that such taxes, assessments or governmental charges shall be contested in good faith and by appropriate proceedings by Debtor;

        6. the institution by the Debtor or its agents of any formal or informal proceeding for the dissolution or liquidation, or the winding up of the affairs, of Debtor;
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                       SECURED PARTY'S REMEDIES ON DEFAULT

        1. On the occurrence of any default, and at any time thereafter, upon 20 days notice to Debtor, Secured Party may:

               1. declare any or all of the Obligations secured by this Security Agreement immediately due and payable; and Secured Party's rights and remedies with respect to the Collateral shall be those of a Secured Party under the Uniform Commercial Code and under any other applicable law, as the same may from time to time be in effect, in addition to those rights granted herein; and

               2.     at Secured Party's option:

                      a. assemble the Collateral and make it available to Secured Party at such place, to be designated in said notice, as is reasonably convenient to both parties; or

                      b. require Debtor to liquidate such Collateral in a timely manner and make the proceeds thereof immediately available to the Secured Party.

        2. After any declaration of default under this Security Agreement, any payments on or other proceeds of accounts received by Debtor shall be held by Debtor in trust for Secured Party in the same medium in which received, shall not be commingled with any assets of Debtor and shall be distributed to Secured Party following their receipt in the manner provided for in (VII)(A)(2)(b) above. Debtor shall also promptly notify Secured Party of the return to or repossession by Debtor of any inventory or goods underlying any account, and Debtor shall hold the same in trust for Secured Party and shall dispose of the same as Secured Party directs. After any default, Secured Party may also demand, collect and sue on the accounts in either Debtor's or Secured Party's name at the latter's option, with the right to enforce, compromise, settle or discharge any account, and may endorse Debtor's name on any and all checks, commercial paper and any other instruments pertaining to the accounts.

        3. Any notice given by Secured Party of any sale, disposition or other intended action hereunder or in connection herewith, whether required by the Uniform Commercial Code or otherwise, shall constitute reasonable notice to Debtor if such notice is mailed by regular or certified mail, postage prepaid, at least ten days prior to such action, to Debtor's address at 1357 Monroe Avenue, Rochester, New York 14618 or to any other address which Debtor has specified in writing to Secured Party as the address at which notices hereunder shall be given to Debtor.

        4. Debtor agrees to pay all costs and expenses actually incurred by Secured Party in enforcing this Security Agreement, in realizing upon any Collateral and in enforcing and collecting any of the obligations hereunder, including reasonable attorneys' fees.
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        5. No act, delay, omission or course of dealing between Debtor and
Secured Party shall be a waiver of any of Secured Party's rights or remedies under this Security Agreement. A waiver by Secured Party of any rights or remedies under the terms of this Security Agreement or with respect to any of the obligations hereunder on any occasion shall not be a bar to the exercise of any right or remedy on any subsequent occasion. Secured Party may remedy any default by Debtor hereunder or with respect to any of the obligations hereunder in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by Debtor.

                          OTHER RIGHTS OF SECURED PARTY

        1. Debtor hereby authorizes Secured Party, at Debtor's expense, to file such financing statement or statements relating to the Collateral as Secured Party at its option may reasonably deem necessary in order to perfect the Security Interest hereunder, and appoints Secured Party as Debtor's attorney-in-fact to execute any such financing statement or statements in Debtor's name to perfect and continue the Security Interest and to protect and preserve the Collateral.

                               GENERAL PROVISIONS

        1. As used in this Security Agreement, "Debtor" includes Debtor's successors, assigns, receivers and trustees; and "Secured Party" means VGBS Acquisition Corp., the holder of the Note attached hereto as Exhibit A.

        2. If any provision of this Security Agreement is invalid or unenforceable under any law, such provision is and will be totally ineffective to that extent, but the remaining provisions shall be unaffected.

        3. Article headings used in this Security Agreement are for convenience only and are to be given no substantive meaning or significance whatever in construing the terms and provisions of this Security Agreement.

        4. Any requirement of giving notice to Secured Party may be satisfied by mailing the notice, postage prepaid, to such party at its last known address.

        5. This Security Agreement and the transactions evidenced hereby shall be interpreted, construed, applied and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State, as such laws may from time to time be in effect, without giving effect to such state's principles respecting the conflict of laws.

        6. This Security Agreement, together with the Note, constitute the entire understanding between the parties with respect to the transactions contemplated hereby; and no modification, rescission, release, amendment or waiver (except as provided by this Security Agreement) of any provision of this Security Agreement shall be made except by a written agreement subscribed by the Debtor and the Secured Party.
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        7. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons may require.

        8. The exercise by the Secured Party or failure to exercise any authority granted it hereunder shall in no way affect Debtor's liability to Secured Party hereunder or under any the Note; and Secured Party shall not be under any obligation or duty to exercise any of the powers hereby conferred upon them, and they shall be without liability for any act or failure to act in connection with the collection of, or the preservation of any rights with regard to, any of the Collateral.

        IN WITNESS WHEREOF, the parties have duly executed this Security Agreement on the date first above written.

                                       THE VILLAGE GREEN BOOKSTORE, INC.


                                       By:   /s/ Raymond C. Sparks
                                          -------------------------------------
                                          Name:       Raymond C. Sparks
                                          Title:      President and Chief
                                                      Executive Officer


                                       VGBS ACQUISITION CORP.


                                       By:  /s/ James A. Villa
                                          -------------------------------------
                                          Name:       James A. Villa
                                          Title:      President
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                               SECURITY AGREEMENT

                                 BY AND BETWEEN

                        THE VILLAGE GREEN BOOKSTORE, INC.

                                       AND

                          VGBS ACQUISITION CORPORATION


           IDENTIFICATION OF CONTENTS OF OMITTED EXHIBIT AND SCHEDULE


EXHIBIT OR SCHEDULE
Exhibit A:                   $1.2 Million Senior Secured Promissory Grid Note, Dated
                             September 25, 1996*
Schedule (iv)(B):            List of Subsidiaries of the Registrant

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* This Exhibit is attached to this Form 8-K as Exhibit 2(b).